Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of OGE Energy Corp. of our report dated February 24, 2021 relating to the financial statements of Enable Midstream Partners, LP, appearing in the Annual Report on Form 10-K of OGE Energy Corp. for the year ended December 31, 2022. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Oklahoma City, Oklahoma
September 28, 2023